SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LANDSTAR SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

April 7, 2015

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Tuesday, May 19, 2015, at 9:00 a.m., local time, to be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above. A notice of meeting, a proxy card, the 2014 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, please vote promptly by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting. Instructions for voting by telephone or via the Internet are included on the enclosed proxy card.

I look forward to the Annual Meeting of Stockholders and I hope you will attend the meeting or be represented by proxy.

JAMES B. GATTONI
President and Chief Executive Officer

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2015

Notice is hereby given that the 2015 Annual Meeting of Stockholders of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above, on Tuesday, May 19, 2015, at 9:00 a.m., local time, for the following purposes:

(1) To elect one Class I Director whose term will expire at the 2018 Annual Meeting of Stockholders;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015;

(3) To hold an advisory vote on executive compensation; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 24, 2015 will be entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and during business hours from May 5, 2015 to the date of the meeting at the address set forth above, the Company’s corporate headquarters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder meeting to be held on May 19, 2015:

•	The proxy statement and annual report to security holders are available at www.landstar.com.

All stockholders are cordially invited to attend the meeting in person. Whether you expect to attend the 2015 Annual Meeting or not, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida

April 7, 2015

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED

AND RETURNED PROMPTLY

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

April 7, 2015

INTRODUCTION

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of Landstar System, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the 2015 Annual Meeting of Stockholders to be held on Tuesday, May 19, 2015 at 9:00 a.m., local time (the “2015 Annual Meeting”). The 2014 Annual Report to Stockholders (which, notwithstanding anything herein to the contrary, does not form a part of the proxy solicitation material relating to this Proxy Statement), including the financial statements of the Company for fiscal year 2014, is enclosed herewith (the “2014 Annual Report”). The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of 2015 Annual Meeting and 2014 Annual Report are being mailed to the stockholders of the Company on or about April 7, 2015.

RECORD DATE

The Board has fixed the close of business on March 24, 2015 as the record date for the 2015 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the 2015 Annual Meeting in person or by proxy.

PROXIES

Shares cannot be voted at the 2015 Annual Meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), represented by the proxy card. If a stockholder does not return a signed proxy card with respect to any of his or her shares, such shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how his or her shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the 2015 Annual Meeting will be voted at the 2015 Annual Meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted as follows: (i) “FOR” the election of the one Class I Director nominated by the Board and named in this Proxy Statement; (ii) “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the Company; and (iii) “FOR” the proposal regarding an advisory vote on executive compensation. Each of these proposals is more fully described in this Proxy Statement. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2015 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before such proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of the revocation of such proxy to the Secretary of the Company received before such proxy is voted or (iii) by such person(s) voting in person at the 2015 Annual Meeting.

The Board has selected Broadridge Investor Communication Solutions, Inc. as Inspector of Election (the “Inspector”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspector shall ascertain the number of shares of Common Stock outstanding, determine the number of shares represented at the 2015 Annual Meeting by proxy or in person and count all votes. Each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder and such votes may be cast either in person or by proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. as the proxy solicitor for the 2015 Annual Meeting for a fee of approximately $7,500 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board or individual Board members is included on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

VOTING SECURITIES

Shares of the Common Stock are the only class of voting securities of the Company which are outstanding. On March 24, 2015, 44,410,224 shares of Common Stock were outstanding. At the 2015 Annual Meeting, each stockholder of record at the close of business on March 24, 2015 will be entitled to one vote for each share of Common Stock owned by such stockholder on that date as to each matter properly presented to the 2015 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock on such date shall constitute a quorum for purposes of the 2015 Annual Meeting (a “Quorum”).

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board is divided into three classes (Class I, Class II and Class III), with directors of the Board (collectively, “Directors”) in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of the Directors in one of these three classes is scheduled to expire. At that annual meeting of stockholders, Directors are elected to a class to succeed the Directors whose terms are then expiring, with the terms of that class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of stockholders at which the term of the Director whose vacancy is so filled expires.

There are currently seven members of the Board: two Class I Directors whose terms will expire at the 2015 Annual Meeting of Stockholders, three Class II Directors whose terms will expire at the 2016 Annual Meeting of Stockholders, and two Class III Directors whose terms will expire at the 2017 Annual Meeting.

As previously disclosed in a Current Report on Form 8-K filed by the Company on October 1, 2014, the current term of Henry H. Gerkens, the Executive Chairman of the Board and a Class I Director, is anticipated to expire at the 2015 Annual Meeting of Stockholders. The Board thanks Mr. Gerkens for his many years of leadership, which included serving as Chief Executive Officer of the Company from July 2004 to December 2009, Chairman and Chief Executive Officer from January 2010 to December 2014, and Executive Chairman since January 2015. Following his termination of service as Executive Chairman and until May 2018, Mr. Gerkens is expected to serve as a non-employee consultant to the Company pursuant to his previously executed letter agreement with the Company, as amended. For more information, see the section of this Proxy Statement entitled “Compensation, Discussion and Analysis — Letter Agreements with Mr. Gerkens.”

In addition, the Company previously disclosed in its proxy statement, dated April 10, 2014, prepared in connection with the Company’s 2014 Annual Meeting of Stockholders that Michael A. Henning had informed the Board of his intent, if re-elected to the Board as a Class III Director at the 2014 Annual Meeting of Stockholders, to serve less than a full three year term. At the request of the Board, Mr. Henning has informed the Board of his current intent to remain on the Board at least through the date of the Company’s 2016 Annual Meeting of Stockholders.

The Board has nominated James B. Gattoni for election at the 2015 Annual Meeting as a Class I Director. It is intended that the shares represented by the accompanying form of proxy will be voted at the 2015 Annual Meeting for the election of nominee James B. Gattoni as a Class I Director, unless the proxy specifies otherwise. The Class I Director’s term will expire at the 2018 Annual Meeting of Stockholders. Mr. Gattoni has indicated his willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, James B. Gattoni is not available for election at the time of the 2015 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a Quorum, to be elected, a nominee must receive the affirmative vote of a majority of the votes cast by the holders of Common Stock with respect to that director’s election at the 2015 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of the nominee named above for election as a Class I Director and the other persons whose terms as Directors will continue after the 2015 Annual Meeting.

Name	Age	Business Experience
CLASS I — Nominee to serve as Director until the 2018 Annual Meeting of Stockholders

James B. Gattoni	53

Mr. Gattoni was appointed as a Director of the Company by the Board on January 29, 2015. Mr. Gattoni has been President and Chief Executive Officer of the Company since December 29, 2014, the first business day of the Company’s 2015 fiscal year. Mr. Gattoni was President and Chief Financial Officer of the Company from January 2014 to December 28, 2014. Mr. Gattoni was Executive Vice President and Chief Financial Officer from January 2013 to January 2014. Mr. Gattoni was Vice President and Chief Financial Officer of the Company from April 2007 to January 2013. Mr. Gattoni was Vice President and Co-Chief Financial Officer of the Company from January 2007 to April 2007. He was Vice President and Corporate Controller of Landstar System Holdings, Inc. (“LSHI”) from July 2000 to January 2007. He was Corporate Controller of LSHI from November 1995 until July 2000. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Mr. Gattoni has significant financial, administrative and operational experience with the Company, having served as the Chief Financial Officer since 2007 and as President of the Company during 2014. Mr. Gattoni has been instrumental in contributing to the growth of Landstar over his twenty year career with the Company and, as Chief Executive Officer, is responsible for leading the overall strategic direction of the enterprise. Prior to joining the Company, Mr. Gattoni was a certified public accountant with KPMG for approximately eight years.

Name	Age	Business Experience

CLASS II — Directors whose terms expire at the 2016 Annual Meeting of Stockholders

Homaira Akbari	54

Dr. Akbari was appointed as a Director of the Company by the Board in January 2013, and, subsequently, was elected by the Company’s stockholders at the 2013 Annual Meeting as a Class II Director. Dr. Akbari is currently the President and Chief Executive Officer of AKnowledge Partners, LLC, a global advisory firm providing high-impact consultative strategies and advice to Fortune 1,000 companies and private equity firms in the sectors of The Internet of Things, security, big data and analytics. From 2007 to 2012, Dr. Akbari was the President and Chief Executive Officer of SkyBitz, Inc., a leading provider of remote asset tracking and security solutions specializing in real-time decision-making tools for companies with unpowered assets such as truck trailing equipment, intermodal containers and rail cars. Prior to her service with SkyBitz, Dr. Akbari held executive positions at Microsoft Corporation, Thales Group, TruePosition, Inc., a subsidiary of Liberty Media Corporation, and Cambridge Strategic Management Group (CSMG). Dr. Akbari holds a Ph.D. in particle physics from Tufts University and also presently serves as the Chair of the Johns Hopkins University Physics and Astronomy Advisory Council. Dr. Akbari also serves on the Board of Directors of Covisint Corporation, a NASDAQ listed company, and GEMALTO N.V., a company incorporated in the Netherlands and listed on the NYSE Euronext Amsterdam and NYSE Euronext Paris.

Dr. Akbari has extensive business experience, with an emphasis on the use of technology within the transportation and logistics sector. The Board believes Dr. Akbari’s experience as the former Chief Executive Officer of SkyBitz, a major technology vendor to the transportation sector, as well as to many industrial sectors served by the Company, provides important technological and business expertise to the Board. The Board also believes that Dr. Akbari’s prior executive service in various capacities with a number of large multinational corporations provides the Board with additional expertise in international matters.

Name	Age	Business Experience

Diana M. Murphy	58

Ms. Murphy has been a Director of the Company since February 1998. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. She is also a Managing Director of the Georgia Research Alliance Venture Fund. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. Prior to that time, Ms. Murphy spent over 15 years in various senior management positions in the publishing industry. Ms. Murphy also serves on the Board of Directors of CTS Corporation, a NYSE listed company. Ms. Murphy serves on the Board of Directors of several private companies and non-profit organizations and is a Vice President and member of the Executive Committee of the United States Golf Association.

Ms. Murphy has extensive experience in business management, having served as a Managing Director of several private equity firms, as a board member of numerous portfolio companies of these private equity firms and as an executive in the media and communications industry. The Board believes Ms. Murphy’s work across a range of companies operating in different industry sectors, together with her strong background in strategic planning, marketing and management development, allows her to add important perspective and experience to the Board.

Larry J. Thoele	64	Mr. Thoele was appointed as a Director of the Company by the Board in January 2013, and, subsequently, was elected by the Company’s stockholders at the 2013 Annual Meeting as a Class II Director. Mr. Thoele served as an audit partner with KPMG LLP from 1982 to 2009. Mr. Thoele also served as Managing Partner of the Jacksonville office of KPMG from 1991 to 2007, partner in charge of the North Florida audit practice of KPMG from 1996 to 2007 and as a lead partner in KPMG’s private equity practice from 2007 to 2009. Mr. Thoele also served as KPMG’s audit engagement partner with the Company from 2002 to 2006.

Name	Age	Business Experience

		Mr. Thoele has extensive financial and audit experience, having served as an audit partner for KPMG for 27 years. During his career with KPMG, Mr. Thoele served as the engagement partner for a number of transportation and logistics companies in addition to the Company. Mr. Thoele also has extensive experience working with companies in sectors served by the Company, including oil and gas, manufacturing, food and beverage and retail. In addition to his breadth of experience and expertise in the accounting, auditing and risk management fields, the Board believes Mr. Thoele’s service as the Company’s audit engagement partner while with KPMG brings valuable in-depth knowledge of the Company’s accounting policies, systems and internal controls to the Board.

CLASS III — Directors whose terms expire at the 2017 Annual Meeting of Stockholders

David G. Bannister	59	Mr. Bannister has been a Director of the Company since April 1991. Mr. Bannister is a private investor. From May 2005 to September 2014, Mr. Bannister held a number of positions with FTI, Consulting, Inc. (“FTI”), a global business consulting firm listed on the New York Stock Exchange. Effective April 1, 2011, Mr. Bannister was elected to the position of Chairman of the North American Region of FTI. In this capacity, Mr. Bannister had operating and profitability responsibility for FTI’s client-service operations and business segments. Mr. Bannister served as Executive Vice President and Chief Financial Officer of FTI from March 2010 to April 2011, Executive Vice President — Corporate Development and Chief Administrative Officer from December 2008 to March 2010, Executive Vice President — Corporate Development from June 2006 to December 2008 and Senior Vice President — Business Development from May 2005 to June 2006. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, Inc., a private equity and venture capital firm. Prior to joining Grotech Capital Group, Inc. in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.

Name	Age	Business Experience

		Mr. Bannister has broad financial and strategic experience through a long career that has included work as (i) an investment banker focused on the transportation sector, (ii) a private equity and venture capital investor and (iii) as a senior executive with FTI. In his former capacity as a senior executive with FTI, Mr. Bannister was involved extensively with FTI’s operational strategy and global expansion, with responsibility for all of FTI’s business segments, budgeting and strategic growth initiatives. Earlier in his career, Mr. Bannister was a certified public accountant with Deloitte, Haskins and Sells and has extensive experience with financial reporting and auditing matters. The Board believes Mr. Bannister’s experience, together with his over 20 years of service as a Director of the Company, allows him to bring a sophisticated, diverse and seasoned business perspective to the Board.

Michael A. Henning ..	74

Mr. Henning has been a Director of the Company since July 2007. Mr. Henning served in various capacities with Ernst & Young LLP from 1961 to 2000, including Deputy Chairman of Ernst & Young LLP from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. Mr. Henning also serves on the Board of Directors of Omnicom Group, Inc., CTS Corporation and Black Diamond, Inc., each of which is a publicly traded company.

Mr. Henning has extensive financial and audit experience, having served in various capacities with Ernst & Young from 1961 to 2000. In particular, in addition to serving in executive leadership roles with that firm, the Board believes Mr. Henning’s decades of experience as a partner with Ernst & Young specializing in tax matters contributes to the Board’s overall strength in financial matters. Over the course of his career, Mr. Henning also had management responsibility for the New York City office of Ernst & Young from 1985 to 1991 and the worldwide tax practice of Ernst & Young from 1991 to 1993. The Board believes Mr. Henning’s experience, particularly his service as Chief Executive Officer of Ernst & Young International, adds valuable expertise to the Board in matters involving accounting policies and international operations.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when matters require Board action between scheduled meetings. In addition, the Independent Directors (as defined below) of the Board meet regularly in executive session without any other members of management or the Board present.

Attendance at Annual Meetings

Each member of the Board is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Director is unable to attend a special or annual stockholders’ meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) and an explanation for such absence shall be provided to the Company’s Nominating and Corporate Governance Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and Corporate Governance Committee of the Board. All current Board members attended the Annual Meeting of Stockholders held on May 22, 2014 (the “2014 Annual Meeting”).

Attendance at Board Meetings

During the Company’s 2014 fiscal year, the Board held four regular meetings, eight telephonic meetings, and did not act by unanimous written consent. During the Company’s 2014 fiscal year, each current Director who served on the Board in 2014 attended 75% or more of the total number of meetings of the Board and all committees of the Board on which such Director serves.

Independent Directors

Each of Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy and Larry J. Thoele is an “independent director,” as defined in Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market and Item 407(a) of Regulation S-K promulgated under the Securities Act and meets the requirements of Rule 5605(c)(2)(A) of such NASDAQ rules and Item 407(a) of Regulation S-K promulgated under the Securities Act (such Directors are, collectively, the “Independent Directors”). The Independent Directors held five meetings during fiscal year 2014, in each case in executive session without any other members of management or the Board present.

Structure and Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Safety and Risk Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of these committees and the number of meetings held during 2014 are described below. The Board does not currently have an Executive Committee. The Independent Directors have elected a Lead Independent Director, whose role is further described below. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the SEC.

Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist of the Independent Directors, with a different Independent Director serving as the Chairman for each such committee. In addition, Ms. Murphy serves as the Chairman of the Strategic Planning Committee and Mr. Thoele serves as the Chairman of the Safety and Risk Committee, each of which is comprised of all seven Directors on the Board. Historically, each of the Audit Committee, Compensation Committee and

Nominating and Corporate Governance Committee has typically invited Mr. Gerkens and Mr. Gattoni, the Directors who do not serve on those committees, to attend all regular meetings of these three committees, excluding any meetings of the Compensation Committee to the extent pertaining to their executive compensation arrangements.

Leadership Structure of the Board

The leadership structure of the Board consists of: (i) an Executive Chairman of the Board; (ii) a Lead Independent Director; (iii) an Independent Director serving as Chairman of the Audit Committee; (iv) an Independent Director serving as Chairman of the Compensation Committee; (v) an Independent Director serving as Chairman of the Nominating and Corporate Governance Committee; (vi) an Independent Director serving as Chairman of the Strategic Planning Committee; (vii) an Independent Director serving as the Chairman of the Safety and Risk Committee; and (viii) an employee Director who also serves as the Company’s President and Chief Executive Officer. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee consists solely of Independent Directors.

The Board believes this leadership structure is appropriate for the Company as the Company’s Chief Executive Officer is responsible for leading the overall strategic direction of the enterprise; however, the Independent Directors retain the decision making authority of the Board because the Independent Directors consist of a majority of the members of the Board. In addition, the Independent Directors constitute the sole members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and a majority of members of the Strategic Planning Committee and the Safety and Risk Committee. The Board also believes that its leadership structure is supported by Independent Directors serving as the Chairman of each committee of the Board, as the Chairman of each committee of the Board has responsibility for setting the agenda for each meeting of that committee. Ms. Murphy, as Lead Independent Director, sets the agenda for the meetings of the Independent Directors. Further, the Company’s internal audit function reports directly to the Audit Committee. Finally, there are no meetings of the Board or any committee of the Board at which each Independent Director is not an invited member, the Independent Directors meet regularly in executive session without any members of management present, including Mr. Gerkens and Mr. Gattoni, and the Independent Directors have significant input regarding the Board’s agenda and information flow.

Lead Independent Director

On May 24, 2012, the Independent Directors elected Diana M. Murphy to serve as the Lead Independent Director of the Board (the “Lead Independent Director”) for such term as the Independent Directors may determine. The duties and responsibilities of the Lead Independent Director include: (i) to serve as a liaison between the Independent Directors and the other members of the Board; (ii) to preside as the chairman at all meetings of the Independent Directors; (iii) to coordinate with the other Independent Directors of the Board to develop the agenda with respect to all meetings of the Independent Directors; (iv) to have the authority to call meetings of the Independent Directors; (v) to provide input to the Chairman of the Board on the preparation of meeting agendas and related materials for meetings of the Board; (vi) to approve the annual schedule of meetings of the Board; (vii) to ensure that the Independent Directors have adequate resources, including full, timely information necessary to enable them to perform their duties; and (viii) to communicate to management, as appropriate, the results of private discussions among the Independent Directors.

In addition to the aforementioned duties, the Lead Independent Director of the Board has historically also been the Chairman of the Nominating and Corporate Governance Committee. In that capacity, Ms. Murphy leads the process by which potential new Independent Directors are identified and evaluated. The Board believes it is important to confer this responsibility on the Lead Independent Director in order to support a Board structure where the Independent Directors retain the decision making authority of the Board.

Ms. Murphy, as the Lead Independent Director of the Board, also serves as the Chairman of the Strategic Planning Committee. In that capacity, the Lead Independent Director presides as the chairman at meetings of the Strategic Planning Committee during which the strategic objectives of the Company are reviewed and considered by the Board.

Executive Chairman and Separation of the Roles of Chairman and Chief Executive Officer

Mr. Gerkens, the former President and Chief Executive Officer of the Company, was appointed Executive Chairman of the Board in conjunction with the appointment of Mr. Gattoni as the President and Chief Executive Officer of the Company, effective December 29, 2014, the first business day of the Company’s 2015 fiscal year. As noted above, the current term of Mr. Gerkens as a Director is anticipated to expire at the 2015 Annual Meeting. Following the anticipated retirement of Mr. Gerkens from the Board, the Board anticipates electing Diana M. Murphy, currently, the Lead Independent Director, to serve as non-executive Chairman of the Board. It is not currently anticipated that the Board will appoint a new Independent Lead Director upon the appointment of Ms. Murphy as Chairman of the Board.

Historically, the Company has experienced periods during which the roles of Chairman of the Board and Chief Executive Officer have been combined and periods during which these roles have been separated. The Board believes that an analysis of whether the roles of Chairman of the Board and Chief Executive Officer should be separated is based on the facts and circumstances applicable at the time of the analysis and that it may not be appropriate under all circumstances to separate the roles of Chairman of the Board and Chief Executive Officer. In anticipating the appointment of an Independent Director as Chairman of the Board following the conclusion of the 2015 Annual Meeting of Stockholders, the Board considered Ms. Murphy’s extensive experience with the Company having served on the Board since 1998, including her service as Independent Lead Director since 2012 and her service at various times as Chairman of the Nominating and Corporate Governance Committee, the Strategic Planning Committee and the Compensation Committee.

Classified Structure of the Board

As described above, the Board is divided into three classes (Class I, Class II and Class III), with Directors in each class serving staggered three-year terms. The Board believes it is appropriate for the Board to retain its classified structure for several reasons, including (i) to promote the best interests of the Company and its stockholders by providing continuity and stability with respect to leadership, (ii) to facilitate long-term planning and enhance the ability of the Board to implement long-term business strategies, (iii) to help attract and retain highly qualified directors, (iv) to enhance the Company’s bargaining power on behalf of stockholders in the event of a hostile takeover attempt or other activist shareholder undertakings and (v) to reduce vulnerability to a coercive takeover attempt and thereby make it more likely that a potential acquiror would initiate discussions with the existing Board since it cannot replace all Directors in a single election cycle.

Audit Committee

The members of the Audit Committee are Homaira Akbari, David G. Bannister, Michael A. Henning (Chairman), Diana M. Murphy and Larry J. Thoele, each an Independent Director.

The Charter of the Audit Committee was amended and restated by the Board at the May 22, 2014 Board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm, the Board or through an anonymous submission of complaints. In addition, the Audit Committee preapproves all non-audit related services provided by the Company’s independent registered public accounting firm, currently KPMG, and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2014 fiscal year, the Audit Committee held four meetings, six telephonic meetings and did not act by written consent.

Compensation Committee

The members of the Compensation Committee are Homaira Akbari, David G. Bannister (Chairman), Michael A. Henning, Diana M. Murphy and Larry J. Thoele, each an Independent Director.

The Compensation Committee functions include: (i) reviewing and making determinations with respect to matters having to do with the compensation of Executive Officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the Company’s 2014 fiscal year, the Compensation Committee held two meetings, one telephonic meeting and did not act by written consent.

The Charter of the Compensation Committee was amended and restated by the Board at the May 23, 2013 Board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer and the other Executive Officers and oversees the compensation payable to other employees of the Company. With regard to the Executive Officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee, following authorization by the Board, has delegated to the Company’s Chief Executive Officer authority with respect to management annual salary decisions up to $150,000 per employee. In addition, the Compensation Committee has delegated to the Company’s Chief Executive Officer the authority with respect to (i) the grant of up to 1,000 stock options per employee (other than Executive Officers) without prior consultation with the chairman of the Compensation Committee or (ii) alternatively, the grant of up to 5,000 stock options per employee (other than Executive Officers) following consultation with the Chairman of the Compensation Committee. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the Executive Officers of the Company, except with respect to the day to day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs. In 2014, the Compensation Committee retained Compensation Strategies, Inc. to assist it in this process. See “Compensation, Discussion and Analysis — Compensation Consultants.”

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy and Larry J. Thoele. All members of the Compensation Committee are

Independent Directors, and no member is or has been an employee of the Company. During the Company’s 2014 fiscal year, no Executive Officer of the Company served as a member of the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board or the Compensation Committee.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy (Chairman) and Larry J. Thoele, each an Independent Director.

The Nominating and Corporate Governance Committee functions include identifying persons for future nomination for election to the Board. During the Company’s 2014 fiscal year, the Nominating and Corporate Governance Committee held four meetings, one telephonic meetings and did not act by written consent. Stockholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration for nomination to the Board should do so in writing addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

The Charter of the Nominating and Corporate Governance Committee was amended and restated by the Board at the May 23, 2013 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and Corporate Governance Committee described herein. A copy of the Charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance. Following the recommendation of the Nominating and Corporate Governance Committee, the Board approved revised Corporate Governance Guidelines at its May 23, 2013 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a Director may serve, attendance of Directors at Board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Nominating and Corporate Governance Committee oversees an annual self-evaluation conducted by the Board in order to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee also oversees individual Director self-assessments in connection with the evaluation of each Director for purposes of making a recommendation to the Board as to the persons who should be nominated for election or re-election, as the case may be, at each upcoming annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers candidates for the Board suggested by its members and other Board members, as well as management and stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for the Board based on whether or not the nominee is recommended by one of its members, another Board member, management or a stockholder. The Nominating and Corporate Governance Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management Directors and Independent Directors, the need for Audit Committee or other relevant expertise, the evaluations of other prospective nominees and other individual qualities and attributes that contribute to a broad spectrum of experience among members of the Board. The Nominating and Corporate Governance Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and Corporate Governance Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and, if warranted, interview, the Nominating and Corporate

Governance Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Safety and Risk Committee

The members of the Safety and Risk Committee are Homaira Akbari, David G. Bannister, Henry H. Gerkens, James B. Gattoni, Michael A. Henning, Diana M. Murphy and Larry J. Thoele (Chairman).

The Safety and Risk Committee functions include the review and oversight of the Company’s safety performance, goals and strategies and the Company’s enterprise-wide risk identification, policies and procedures. The Company has also established a management risk committee, consisting of those members of executive management of the Company with ultimate responsibility for the Company’s enterprise risk management practices. The members of this committee include the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President and Chief Commercial and Marketing Officer, the Vice President and Chief Safety and Operations Officer, the Vice President and Chief Information Officer, the Director of Internal Audit, the Vice President, General Counsel and Secretary, and the Vice President, Corporate Controller. The management risk committee meets on a quarterly basis to review the Company’s enterprise-wide risk identification and monitoring practices, policies and procedures. The Chairman of the management risk committee meets with the Safety and Risk Committee at least twice annually to review and discuss enterprise risk management within the Company.

During the Company’s 2014 fiscal year, the Safety and Risk Committee held two meetings, no telephonic meetings and did not act by written consent.

Strategic Planning Committee

The members of the Strategic Planning Committee are Homaira Akbari, David G. Bannister, James B. Gattoni, Henry H. Gerkens, Michael A. Henning, Diana M. Murphy (Chairman) and Larry J. Thoele.

The Strategic Planning Committee functions include the review and consideration of the strategic objectives of the Company as well as the policies and procedures designed to achieve these strategic objectives. The Strategic Planning Committee solicits the views of the Company’s senior management and assesses strategic directions for implementation. During the Company’s 2014 fiscal year, the Strategic Planning Committee held one meeting, no telephonic meetings and did not act by written consent.

COMPENSATION OF DIRECTORS

Each Director other than Mr. Gerkens and Mr. Gattoni is paid an annual fee of $75,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chairman of a committee of the Board. Directors are not paid a retainer fee upon election or re-election to the Board. Directors are reimbursed for expenses incurred in connection with attending Board meetings.

In addition, upon election or re-election to the Board for a three year term, a Director who is neither an officer nor an employee of the Company, receives a grant, on the first business day immediately following the date of such Director’s election or re-election to the Board, of such number of restricted shares of Common Stock equal to the quotient of $225,000 divided by the fair market value of a share of Common Stock on the date of such grant. Each such grant of restricted stock vests in three equal annual installments on the first three anniversary dates of such Director’s election or re-election to the Board. The unvested shares of restricted stock are subject to forfeiture for the portion of the award that has not yet vested upon early departure of a Director from the Board for any reason prior to the expiration of his or her respective three year term.

Mr. Gerkens and Mr. Gattoni, who are not Independent Directors, did not receive any compensation for services as Directors, for services on committees of the Board or for attendance at meetings, but each was reimbursed for expenses incurred in his capacity as a Director.

The following table summarizes the compensation paid to Directors, other than Mr. Gerkens and Mr. Gattoni (who became a director in January 2015), during 2014.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All Other Compensation	Total ($)
Homaira Akbari	75,000		2,236	77,236
David G. Bannister	75,000	225,000	1,162	301,162
Jeffrey C. Crowe(2)	18,750			18,750
Michael A. Henning	75,000	225,000	1,162	301,162
Diana M. Murphy	75,000		2,236	77,236
Larry J. Thoele	75,000		2,236	77,236

(1)	Mr. Bannister and Mr. Henning were each granted 3,562 (the quotient of $225,000 divided by the fair market value of a share of Common Stock of $63.17 on May 23, 2014) restricted shares of the Company’s Common Stock on May 23, 2014, the first business day immediately following the date of their re-election to the Board. The share amount for each grant represents the aggregate fair value of the restricted shares as of such grant date, computed in accordance with generally accepted accounting principles. At December 27, 2014, Dr. Akbari, Mr. Bannister, Mr. Henning, Ms. Murphy, and Mr. Thoele had 2,743, 3,562, 3,562, 2,743, and 2,743 restricted shares outstanding, respectively. Dr. Akbari, Mr. Bannister, Mr. Henning, Ms. Murphy, and Mr. Thoele were paid dividends on unvested restricted stock of $2,236, $1,162, $1,162, $2,236, and $2,236, respectively, in 2014. Dividends paid on shares of unvested restricted stock are included in All Other Compensation in the table above.

(2)	As previously disclosed, Mr. Crowe retired from the Board in February 2014 for personal reasons.

The Compensation Committee of the Board has established stock ownership guidelines for Directors that recommend that each Director own a number of shares of the Company’s Common Stock in an amount no less than five times the annual cash fee payable to an outside Director within five years of such Director’s initial election to the Board. At March 24, 2015, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.

The Board is subject to the Company’s policy regarding pledging and hedging of the Company’s Common Stock, as further described in the “Compensation, Discussion and Analysis” section of this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy Statement, the Audit Committee held four meetings and six telephonic meetings during the Company’s 2014 fiscal year. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for these audits. The Audit Committee also met with representatives of KPMG, with and without management and the internal auditors present, to discuss the Company’s fiscal year 2014 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 27, 2014 audited financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees”, adopted by the Public Company Accounting Oversight Board, and also received written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding KPMG’s independence from the Company. The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

The Board has determined that Mr. Bannister, Mr. Henning and Mr. Thoele, each an independent director under the NASDAQ and SEC audit committee structure and membership requirements, meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 407(d) of Regulation S-K under the Securities Act. Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and as a senior executive with FTI Consulting, Inc., a global business consulting firm listed on the New York Stock Exchange. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells. Mr. Henning’s background and experience includes serving in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. Mr. Thoele’s background and experience includes service as an audit partner with KPMG from 1982 to 2009. Mr. Thoele served as Managing Partner of the Jacksonville office of KPMG from 1991 to 2007, the partner in charge of the North Florida audit practice of KPMG from 1996 to 2007 and as a lead partner in KPMG’s private equity practice from 2007 to 2009.

During 2014, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2014 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services were compatible with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the 2014 Annual Report, filed with the SEC on February 20, 2015. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2015 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

Michael A. Henning, Chairman

Homaira Akbari

David G. Bannister

Diana M. Murphy

Larry J. Thoele

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers (the “Executive Officers”) of the Company. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its subsidiaries.

Name	Age	Business Experience

James B. Gattoni	53	See previous description under “Directors of the Company.”

L. Kevin Stout	46	Mr. Stout has been an Executive Officer of the Company since December 2014. He has been Vice President, Chief Financial Officer and Assistant Secretary since December 2014. Mr. Stout served as Vice President of Finance and Corporate Controller from January 2014 to December 2014. Mr. Stout served as Vice President, Corporate Controller from 2007 to 2014. Mr. Stout held various other positions with subsidiaries of the Company since 1997. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Michael K. Kneller	40	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise & Plimpton LLP. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Name	Age	Business Experience

Patrick J. O’Malley	56	Mr. O’Malley has been an Executive Officer of the Company since January 2008. He has been Vice President and Chief Commercial and Marketing Officer of the Company since May 2011. Mr. O’Malley served as Vice President and Chief Operating Officer of the Company from January 2011 until May 2011. Mr. O’Malley served as Vice President and Co-Chief Operating Officer of the Company from August 2009 until January 2011. Mr. O’Malley has served as President of Landstar Global Logistics, Inc. and Landstar Transportation Logistics, Inc. since February 2011. Mr. O’Malley has served as President of Landstar Express America, Inc., Landstar Gemini, Inc. (“Landstar Gemini”), Landstar Inway, Inc. (“Landstar Inway”), Landstar Ligon, Inc. (“Landstar Ligon”) and Landstar Ranger, Inc. (“Landstar Ranger”) since January 2008. Mr. O’Malley was Executive Vice President of Operations for Landstar Gemini, Landstar Inway, Landstar Ligon and Landstar Ranger from January 2005 to December 2007. Mr. O’Malley held various other positions with subsidiaries of the Company since 1988.

Joseph J. Beacom	50	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has been Vice President and Chief Safety and Operations Officer since May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of the Company from January 2006 until May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of LSHI from May 2005 to May 2011. Prior to May 2005, Mr. Beacom held various other positions with subsidiaries of the Company since 1995.

Larry S. Thomas	54	Mr. Thomas has been an Executive Officer of the Company since January 2005. He has been Vice President and Chief Information Officer of the Company since January 2005. Mr. Thomas has been Vice President and Chief Information Officer of LSHI since May 2001. Prior to May 2001, Mr. Thomas held various other positions with subsidiaries of the Company since 1994.

Compensation Discussion and Analysis

Overall Policy

The Company’s executive compensation philosophy is designed to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock-based awards, aligning the Named Executives interests to the interests of our stockholders. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual incentive payments and stock-based awards. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation plan is designed to pay substantial compensation for superior performance. Stock-based awards have historically accounted for a significant portion of each Named Executive’s total compensation. In 2014, the Company awarded performance stock units to its Named Executives based on each individual’s level of responsibility and performance and to help align management’s future interests with that of the Company’s stockholders. No stock options or shares of restricted stock were granted to a Named Executive in 2014. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation arrangements are generally aligned with the Company’s variable cost business model.

The Compensation Committee of the Board is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer, James B. Gattoni and before him, Henry H. Gerkens. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the other individuals whose compensation is detailed below (such other officers, together with Mr. Gattoni and Mr. Gerkens, collectively herein referred to as the “Named Executives”), subject to review by the entire Board.

The Company provides its stockholders with the opportunity to cast an annual advisory vote on Named Executive compensation as described elsewhere in this Proxy Statement (commonly known as a “say-on-pay” proposal). At the Company’s 2014 Annual Meeting, more than 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As noted above, the say-on-pay vote is advisory and therefore not binding on the Compensation Committee. However, the Compensation Committee values the opinion of the Company’s stockholders and, to the extent there were any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, would consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Base Salaries

Base salaries for Named Executives are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Named Executive, and also take into account the Named Executive’s assumption of, or changes in, responsibilities, if any. The financial results of the operating functions which report into a Named Executive or for which a Named Executive otherwise has responsibility are also considered. The base salaries of the five Named Executives are detailed in the Summary Compensation Table that follows.

Performance Based Compensation

The Company maintains performance based compensation programs that are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. The Company’s performance based compensation program includes the Company’s annual incentive program and stock-based awards program, each of which are further described below.

Annual Incentive Compensation

The Company’s objective with respect to the Landstar System, Inc. Executive Incentive Compensation Plan, adopted by the Board and approved by the Company’s stockholders effective January 1, 2012 (the “EICP”), is to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. Prior to the beginning of each annual fiscal period, the Compensation Committee reviews and approves, among other financial metrics, the budgeted amount for diluted earnings per share. In establishing budgeted amounts for diluted earnings per share for 2014, the Company considered a growth factor over 2013 operating results and forecasted 2014 U.S. economic factors such as industrial production, estimated freight demand and capacity availability. Once the annual budgeted goal is approved by the Compensation Committee, the EICP is designed to incent management to meet and, when possible, to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the EICP are calculated based upon how much actual results exceed budgeted diluted earnings per share, using a predetermined formula, up to the maximum annual payment per eligible participant as per the EICP as approved by the Company’s stockholders, all subject to the discretion of the Compensation Committee. For the 2014 fiscal year, the maximum annual payment per eligible participant was $3 million.

With respect to the 2014 fiscal year, each of the Named Executives had a target under the EICP based on a specific budgeted diluted earnings per share amount approved in connection with the Company’s annual operating budget. The Compensation Committee believes it is appropriate to establish the targets under the EICP based on diluted earnings per share because (1) each of the Named Executives were in positions of broad responsibility over various components that affect the Company’s diluted earnings per share amount, (2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Named Executives and (3) the Compensation Committee believes it is appropriate to compensate the Named Executives upon achievement of Company-wide, rather than division or function specific, budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals.

The “target” amount of diluted earnings per share under the EICP refers to the amount of diluted earnings per share that would be required to give effect to a “one-time incentive payment”. A “one-time incentive payment” under the EICP equals 100% of the executive’s EICP percentage multiplied by such executive’s base salary. The EICP percentages for the Named Executives in 2014 were as follows: Mr. Gerkens, 100%, Mr. Gattoni, 80%, Mr. Kneller, 50%, Mr. O’Malley, 50% and Mr. Beacom, 50%.

For purposes of these calculations, the Company’s budgeted diluted earnings per share was determined by assuming that the EICP bonus would be payable at target. For example, each Named Executive would have received a “one-time incentive payout” if the Company’s actual diluted earnings per share amount for the fiscal year equaled budgeted diluted earnings per share after giving effect to such one-time incentive payment. If the Company’s actual diluted earnings per share amount for fiscal year 2014 were less than the “target” amount of diluted earnings per share, no incentive payment would have been made to the Named Executives under this portion of the EICP. If the Company’s actual diluted earnings per share for the fiscal year were greater than the “target” amount of diluted earnings per share after giving effect to a one-time incentive payment, the EICP payment for each Named Executive would be calculated by multiplying each such executive’s base salary by such executive’s EICP percentage multiplied by one plus a predetermined factor. This factor equaled 33 1/3 percent for each one percent by which actual diluted earnings per share (after giving effect to a one-time incentive payout) exceeded target diluted earnings per share. Individual amounts calculated under the EICP may be adjusted downwards at the discretion of the Compensation Committee in accordance with the Company’s 162(m) stockholder-approved EICP. The Company has met or exceeded the budgeted amount for diluted earnings per share in each of the five preceding fiscal years and eight of the preceding ten fiscal years.

The target amount of diluted earnings per share under the EICP with respect to the 2014 fiscal year was $2.58, which represented a 9% increase from the actual diluted earnings per share from continuing operations for the 2013 fiscal year. Diluted earnings per share for the 2014 fiscal year was $3.07, which exceeded target diluted earnings per share by 18.9%, or $0.49 per share, and exceeded fiscal year 2013 diluted earnings per share from continuing operations by 30%, or $0.71 per share. On this basis, the payment that would have been generated under the EICP for Mr. Gerkens would have been in excess of the maximum annual payment per eligible participant of $3,000,000, and the excess was therefore not payable to Mr. Gerkens. Diluted earnings per share for the 2014 fiscal year includes the effect of the Compensation Committee’s use of its negative discretion with respect to a portion of the amount of the bonus pool generated under the EICP for Mr. Gerkens in excess of the maximum annual payment per eligible participant of $3,000,000. A portion of this excess amount was also used to pay additional bonus compensation to employees of the Company other than Named Executives. After giving effect to the Compensation Committee’s use of its negative discretion and without adding back to the determination of 2014 diluted earnings per share that portion of the bonus pool that was not to be distributed to employees of the Company, diluted earnings per share for the 2014 fiscal year exceeded target diluted earnings per share by 18.6%. As actual results for fiscal year 2014 exceeded the target, the EICP payment for each Named Executive (other than Mr. Gerkens who received a payment equal to the maximum annual payment per eligible participant of $3,000,000) was calculated by multiplying each such Named Executive’s base salary by such Named Executive’s EICP percentage multiplied by 7.19 (or, one plus (18.6 multiplied by 0.33)).

As disclosed in a Current Report on Form 8-K, filed on March 19, 2015, the Compensation Committee amended the EICP to provide that if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, in its discretion after considering the costs and benefits of doing so, recover that portion of any bonus paid under the EICP to any current or former Named Executive during the three-year period preceding the date on which the Company files the restatement of such financial statement(s) with the Securities and Exchange Commission, which portion exceeds the amount or value that the Committee determines would have been payable or received in respect of such bonus had the revised financial statement(s) reflected in the restatement been applied to determine such bonus. Subject to applicable law, the Compensation Committee may seek such excess compensation by requiring the Named Executive to pay such amount to the Company by set-off, by reducing future compensation or by such other means or combination of means as the Committee determines to be appropriate.

Stock-based Awards

Under the Company’s 2011 Landstar System, Inc. Equity Incentive Plan, stock-based awards may be granted to the Company’s Named Executives and certain other key employees. No further grants of stock-based awards can be made under the Amended and Restated 2002 Employee Stock Option and Stock Incentive Plan (together with the 2011 Equity Incentive Plan, the “Employee Equity Plans”). The Compensation Committee determines the type and number of stock-based awards to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive and overall Company performance. Stock-based awards are typically granted to Named Executives once a year. The 2011 Equity Incentive Plan provides that any payment paid or award made to a participant under such plan is subject to recovery or “clawback” by the Company if the payment or award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

The Company has historically granted stock options and restricted stock under the Employee Equity Plans. As further discussed below, in 2012 the Compensation Committee initiated a new program to grant performance related stock awards over time in the form of restricted stock units (the “RSUs”) to Named Executives on an annual basis rather than stock options or restricted stock. For the grants made in 2012, 2013 and 2014, each RSU represents the contractual right to receive one share of Common Stock (subject to adjustment as provided in the Employee Equity Plans) when the award becomes vested as described below. Over time, grants of RSUs have become the principal vehicle through which the Named Executives are granted stock-based awards in the Company. The Compensation Committee believes, however, that stock options, restricted stock and other forms of stock-based awards that may be granted under the Employee Equity Plans are effective methods that may be used in the future as part of the Company’s long-term compensation program.

In prior years, Named Executives have been granted stock options on an annual basis that vest 100% after a period that may range from three to five years from the date of grant or in three or five equal annual installments commencing on the first anniversary of the date of grant. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. In 2014, no stock option awards were made to Named Executives.

Shares of restricted stock have also been granted to Named Executives under the Employee Equity Plans. Restricted stock has been granted that vests in three or five equal annual installments commencing on the first anniversary of the date of grant or 100% after a period that may range from three to five years from the date of grant. No shares of restricted stock were granted to Named Executives in 2014.

On each of January 2, 2012 and January 2, 2013, the Company granted in aggregate 63,000 RSUs to Named Executives other than Mr. Gerkens. Under each of these grants, Mr. Gattoni received 18,000 RSUs and Messrs. Beacom, Kneller and O’Malley each received 15,000 RSUs. The Compensation Committee awarded Mr. Gattoni larger grants than Messrs. Beacom, Kneller and O’Malley in 2012 and 2013 in reflection of the breadth of Mr. Gattoni’s responsibilities covering the Company’s financial, administrative and information systems functions. On January 2, 2014, the Company granted in aggregate 75,000 RSUs to Named Executives other than Mr. Gerkens. Under these grants, Mr. Gattoni received 30,000 RSUs and Messrs. Beacom, Kneller and O’Malley each received 15,000 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant on January 2, 2014 in connection with Mr. Gattoni’s promotion to President and Chief Financial Officer of the Company, effective January 1, 2014. The number of RSUs that vest under these grants is determined annually, for each year in the five-year period from the date of grant, by multiplying the number of RSUs granted by the sum of (a) the average of the percentage change (positive or negative) in operating income and diluted earnings per share in each of the five years immediately following the base year as compared to operating income and diluted earnings per share reported in the base year (base year being the fiscal year immediately preceding the year in which the RSUs were granted), plus (b) 5%, rounded to the nearest whole number, less (c) the number of RSUs under such grant that previously vested. No dividends are paid on these RSUs and RSUs have no voting rights. The fair value of an RSU is determined based on the market value of the Company’s Common Stock on the date of grant, discounted for lack of marketability for a minimum post-vesting holding requirement.

On January 27, 2015, the Company granted an aggregate of 37,500 RSUs to Named Executives (other than Mr. Gerkens). Under these grants, Mr. Gattoni received 15,000 RSUs and Messrs. Beacom, Kneller, and O’Malley each received 7,500 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The number of RSUs that vest each year will be determined by (a) multiplying the number of RSUs credited to the Named Executive as of the applicable vesting date by (b) the Performance Multiple derived from the chart below, and (c) subtracting therefrom the number of RSUs that have previously vested; provided that, in no event, may the aggregate number of RSUs that become vested exceed 200% of the RSUs credited to the Named Executive under this grant. For purposes of these 2015 RSU grants, the Performance Hurdle means the sum of (a) the average of the percentage change (positive or negative) in operating income and diluted earnings per share, in each case from continuing operations, as compared to the results from continuing operations in the 2014 fiscal year, plus (b) 5%, and is as set forth in the chart below, with linear interpolation between Performance Hurdles:

Performance Hurdle	Performance Multiple	Performance Level
0%	0%
25%	50%
50%	100%	Target
75%	150%
100%	200%	Maximum

No dividends are paid on these RSUs and RSUs have no voting rights. However, dividend equivalents will be credited to the Named Executive each time that a dividend is paid on the Company’s Common Stock. The aggregate amount of such dividend equivalents so credited in respect of each such dividend shall be equal to the dividend paid on a share of Common Stock multiplied by the number of RSUs credited to the Named Executive on the dividend record date. The dividend equivalents shall be converted into additional RSUs credited to the Named Executive on the dividend payment date based upon the fair market value of a share of Common Stock on such date.

For 2015, the Compensation Committee changed the manner in which performance-based restricted stock unit awards are deemed to be earned to better reflect the level of performance that the Committee expects to be achieved, with a targeted number of units earned if the targeted level of performance is attained, and a maximum number of units earned if the maximum level of performance is attained. In prior years, each performance-based restricted stock unit represented the contractual right to receive one share of Common Stock based on a straight-line average change in operating income and diluted earnings per share over the relevant performance period. For the 2015 awards, an increasing percentage of the performance-based restricted stock units is earned based on an increasing level of positive average change in operating income and diluted earnings per share for each year of the five year performance period, such that no portion of the award is earned if there is no positive change based on the applicable calculation, 100% of the number of units granted is earned if the targeted level of positive increase is achieved, and a maximum of 200% of the number of units is earned if a maximum level of positive increase is achieved, with interpolation between these levels of performance. The Compensation Committee believes the use of a “target” and “maximum” will better set expectations associated with these awards both internally to employee recipients as well as to stockholders and other third parties to help them understand the derivation of the value attributed by the Company to these awards at the time of grant. The Compensation Committee further believes that the new manner in which these awards are deemed to be earned emphasizes to employee recipients and investors that the expectation at the time of grant is that the employee recipients would need to perform at a high level in order for the Company’s performance to reach the targeted level of operating income and diluted earnings per share for the employees to earn the “target” number of units during the term of the award, and, moreover, that superior performance by the Company is required for the employee recipients to earn the “maximum” performance-based award.

On January 23, 2013, the Company granted to Mr. Gerkens 100,000 RSUs under the Company’s 2011 Equity Incentive Plan. Under the terms of the grant, the RSUs may vest on January 31 of 2014, 2015, and 2016, with the number of RSUs that vest on each vesting date determined by multiplying 100,000 by the sum of (1) the percentage increase in operating income in the most recently completed fiscal year as compared to the results from the immediately preceding fiscal year (for example, on January 31, 2015, the percentage increase in operating income for the Company’s 2014 fiscal year as compared to the Company’s 2013 fiscal year), plus (2) the percentage increase in diluted earnings per share in the most recently completed fiscal year as compared to the results from the preceding fiscal year (for example, on January 31, 2015, the percentage increase in diluted earnings per share for the Company’s 2014 fiscal year as compared to the Company’s 2013 fiscal year). On January 31, 2014, 14,128 of these RSUs granted to Mr. Gerkens vested as there was no increase in operating income for the Company’s 2013 fiscal year as compared to the Company’s 2012 fiscal year and the percentage increase in diluted earnings per share for the Company’s 2013 fiscal year as compared to the Company’s 2012 fiscal year was 14.13%. On January 27, 2015, 22,432 of these RSUs granted to Mr. Gerkens vested as there was no increase in diluted earnings per share for the Company’s 2014 fiscal year as compared to the Company’s 2013 fiscal year and the percentage increase in operating income was 22.43%. Any RSUs granted to Mr. Gerkens that do not become vested as of January 31, 2016 will be forfeited. In general, if (a) Mr. Gerkens’s employment as the Company’s Chief Executive Officer had terminated other than in a circumstance under which he became entitled to receive the severance benefits described in the letter agreements between the Company and Mr. Gerkens (see the section entitled “Letter Agreements with Mr. Gerkens” below), (b) Mr. Gerkens fails or ceases to serve as the Executive Chairman of the Company as set forth in the letter agreements, or (c) following the termination of his services as Executive Chairman of the Company, Mr. Gerkens fails to make himself available to consult with the Company as set forth in the letter agreements, then any portion of the RSUs that have not otherwise become vested prior to the applicable event described in (a), (b) or (c), will be forfeited upon his termination of service. However, if Mr. Gerkens’s employment or consulting arrangement is terminated due to his death or disability, the unvested RSUs will remain outstanding and eligible for further vesting as described above.

There are several reasons why the Compensation Committee believes the differences in the nature and terms of the grants to Mr. Gerkens, on the one hand, and the other Named Executives, on the other, are appropriate. The grant to Mr. Gerkens is intended as a non-recurring grant that provides Mr. Gerkens with a long-term compensation opportunity over the duration of the remaining term of his letter agreements with the Company and for a short period thereafter (during which time Mr. Gerkens would be a consultant to the Company) in connection with the transition to Mr. Gattoni, his successor as Chief Executive Officer. The RSU grants to the other Named Executives other than Mr. Gerkens are intended to be annual, recurring grants, subject to the discretion of the Compensation Committee, that the Compensation Committee believes will be the principal long-term performance based compensation vehicle through which these Named Executives will be granted additional equity in the Company. The Compensation Committee believes that growth in operating income and diluted earnings per share are the two key financial measures reflecting the long-term growth of the enterprise. The Compensation Committee believes that the Company would have to achieve superior financial performance in order for a Named Executive to vest in 100 percent of an RSU award granted in 2012, 2013 and 2014. For example, in order for a Named Executive, other than Mr. Gerkens, to vest in 100 percent of an RSU award outstanding at the end of 2014, the average increase in diluted earnings per share and operating income must equal or exceed the base year (the year immediately preceding the date of grant) operating income and diluted earnings per share by 95 percent in any of the five years following the base year.

The Compensation Committee has established post-vesting holding period requirements with respect to shares of Common Stock received upon vesting of RSUs. Mr. Gerkens will be required to hold, and may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber, the shares that he receives upon settlement of the RSUs, net of any applicable withholding obligations in connection with such settlement, until December 31, 2016. With respect to the other Named Executives, each such Named Executive is subject to a one year post-vesting holding requirement with respect to the shares received upon settlement of the RSUs, net of any applicable withholding obligations in connection with such settlement.

The Company believes that the granting of stock-based awards in the form of RSUs, stock options and restricted stock is designed to encourage the creation of long-term stockholder value as the number of RSUs that vest is dependent upon growth in the Company’s operating income and diluted earnings per share and their value varies directly with the Company’s stock price, no benefit can be realized from stock options unless the stock price exceeds the exercise price over the vesting period and the benefit realized from restricted stock varies directly with the Company’s stock price.

Equity Ownership Guidelines

The Company believes that equity interests held by management help to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee has established stock ownership guidelines for each Named Executive based on a multiple of the annual salary of such Named Executive. These guidelines recommend that the Chief Executive Officer of the Company beneficially own equity value in the Company’s Common Stock of no less than seven times the annual salary of such Chief Executive Officer and that each of the other Named Executives of the Company beneficially own equity value in the Company’s Common Stock of no less than four times the annual salary of such Named Executive, in each case to be achieved within five years of an individual’s initial appointment as a Named Executive. For purposes of these equity ownership guidelines, equity value in the Company’s Common Stock includes (1) the value of shares of Common Stock beneficially owned by the Named Executive, plus (2) the value of outstanding restricted shares of Common Stock, either vested or unvested, beneficially owned by the Named Executive, plus (3) the intrinsic value of outstanding, exercisable stock options to purchase shares of Common Stock held by the Named Executive. On the basis of these criteria, each of the Named Executives is currently in compliance with these stock ownership guidelines. In the event a Named Executive is not in compliance with these stock ownership guidelines, the Named Executive is expected to hold no less than 50% of the after-tax number of shares of Common Stock received upon exercise of stock options and vesting of restricted stock units until compliance with these stock ownership guidelines is achieved.

Policy Regarding Hedging and Pledging of Company Stock

The Board has established a policy that prohibits the hedging and pledging of the Common Stock by certain members of the Company’s leadership, including all Directors and Named Executives, under any circumstances.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits—tax deferred investment of a certain percentage of the executive’s salary and a Company matching contribution on a certain portion of the executive’s contribution—that are offered under the Company’s 401(k) Plan on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Gerkens, Gattoni, Kneller, O’Malley and Beacom have elected to participate in the SERP.

Letter Agreements with Mr. Gerkens

The Company previously entered into a series of letter agreements with Mr. Gerkens during the period of his service as President and Chief Executive Officer of the Company. The letter agreements govern the employment relationship of Mr. Gerkens with the Company and provided Mr. Gerkens with certain compensation and benefits in the event of his termination of employment under certain specified circumstances. These letter agreements, in force as of the date of this Proxy Statement, are described below.

Under the letter agreement between Mr. Gerkens and the Company, dated January 3, 2012, and as amended on January 23, 2013, Mr. Gerkens agreed to continue to serve as the Chief Executive Officer of the Company through January 3, 2015, and thereafter as the Executive Chairman of the Company until the end of his then current term as a Director of the Company, which is anticipated at the time of the 2015 Annual Meeting of Stockholders. As previously disclosed, Mr. Gerkens was appointed Executive Chairman of the Board effective December 29, 2014. Upon his appointment as Executive Chairman, Mr. Gerkens ceased to serve as the Chief Executive Officer of the Company and, pursuant to his letter agreements, (i) his Key Executive Employment Protection Agreement became null and void, (ii) during his service as Executive Chairman, Mr. Gerkens will receive a salary at the annual rate of $575,000, and (iii) he will not be eligible to receive any bonus amounts for fiscal year 2015. Following his termination of service as Executive Chairman of the Company and until May 2018, Mr. Gerkens is expected to serve as a non-employee consultant to the Company, providing the Company consulting and other advisory services, for which he will be paid a single lump sum fee of $700,000, payable six months following the end of his employment. As additional consideration for his agreement to extend the term of his employment and his commitment to provide such consulting services, the Company has agreed to make available to Mr. Gerkens continued participation in its health benefits plans (or, in certain circumstances, to assist him in obtaining alternative coverage) through November 2019. The letter agreement further provides that Mr. Gerkens would work exclusively for the Company while in its employ and not compete with the Company or solicit or hire any of its employees for a two-year period following the end of his employment as Chief Executive Officer for any reason. A copy of the letter agreement between the Company and Mr. Gerkens, dated January 3, 2012, was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 3, 2012. A copy of the January 23, 2013 amendment to the letter agreement between the Company and Mr. Gerkens was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 23, 2013.

Key Executive Employment Protection Agreements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Named Executives to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security, and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. (As noted above, Mr. Gerkens’ Key Executive Employment Protection Agreement became null and void upon his appointment as Executive Chairman.) Each agreement provides certain severance benefits in the event of a change in control of the Company. Generally, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason” or (ii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason”, after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof, and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual “target” incentive compensation bonus for the year in which the change in control occurs, determined by multiplying his annual base salary by his total “participant’s percentage participation” established for such year under the EICP (or any successor plan thereto). The applicable multiples are: two times for Messrs. Gattoni and Kneller and one time for Messrs. O’Malley and Beacom. Severance multiples for Named Executives were established based on their position and the potential impact to their continued employment in the event of a change in control and to remain competitive within our industry. Each agreement also provides for continuation of medical benefits for up to one year from the date of employment termination of the covered executive.

In recognition of evolving best practices with respect to certain long-standing provisions in the Key Executive Employment Protection Agreements, each of the Key Executive Employment Protection Agreements between the Company and a Named Executive was amended in 2012 to (i) delete the “modified single trigger” provision whereby the covered executive would have been entitled to certain severance benefits upon voluntarily terminating his employment for any reason at any time within the 60-day period beginning on the 181st day following the “change in control”, (ii) delete the provision that would have provided for certain tax gross-ups to be made to a covered executive in the event payments to the executive were subject to the excise tax on “parachute payments” imposed under Section 4999 of the Internal Revenue Code of 1986 and (iii) provide that any severance benefits payable to a covered executive will be reduced to a level at which no excise tax would be payable, if such reduction would provide such covered executive with a greater net after-tax amount.

The Company believes that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Named Executives.

Other Benefits and Arrangements

The Company provides the Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies covering each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of each of Mr. Gattoni and Mr. Gerkens, his service as a member of the Board) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including cell phone, and other computer and communications equipment and maintenance of connectivity for such equipment in the Named Executive’s home.

Compensation Consultants

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. In December 2014, the Compensation Committee retained Compensation Strategies, Inc. to assist it in analyzing the Company’s current executive compensation program, including the Company’s compensation philosophy and the structure and design features of each component of the program. The Compensation Committee also engaged the consultants to review the Company’s stock ownership guidelines for its Directors and Named Executives. The Compensation Committee determined that the work of the consultants did not raise any conflicts of interest in 2014, taking into consideration the independence factors enumerated in Rule 10C-1(b) of the Securities Exchange Act of 1934, as amended. No member of the Compensation Committee or any Named Executive has any affiliation with the consultants. In 2014, no fees or expense reimbursements were paid by the Company to the consultants.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its Named Executives unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the performance based, incentive compensation it makes available to its Named Executives for the performance exception to non-deductibility. Equity awards under the Company’s Employee Equity Plans currently meet these requirements. At the 2012 Annual Meeting of Stockholders, the Company received stockholder approval for the EICP so that any annual awards payable thereunder (subject to certain limits) would qualify for the performance exception under Section 162(m). Under the EICP as approved, the maximum annual bonus payment per participant that could be awarded is $3 million. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Company generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but the Compensation Committee reserves the right to pay amounts which are not deductible in appropriate circumstances.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

David G. Bannister, Chairman

Homaira Akbari

Michael A. Henning

Diana M. Murphy

Larry J. Thoele

Compensation of Named Executives.    The following table summarizes the compensation paid to (i) the Chairman of the Board and Chief Executive Officer, (ii) the President and Chief Financial Officer and (iii) the Company’s three most highly compensated Executive Officers other than the Chief Executive Officer and the Chief Financial Officer (such five individuals, collectively, the “Named Executives”).

Summary Compensation Table

Name and Principal Position	Year	Salary (1)($)	Stock Awards (2)($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings (5)($)	All Other Compensation (6)($)	Total ($)
Henry H. Gerkens	2014	575,000	—	—	3,000,000	63,260	36,007	3,674,267
Chairman of the Board and CEO(7)	2013	575,000	2,309,094	—	535,000	153,794	31,737	3,604,625
	2012	500,000	—	—	1,565,107	61,937	32,219	2,159,263

James B. Gattoni	2014	370,000	1,026,987	—	2,125,000	1,213	16,928	3,540,128
President and Chief Financial Officer(8)	2013	300,000	522,853	—	210,000	—	11,442	1,044,295
	2012	255,000	702,303	419,031	518,833	—	14,612	1,909,779

Patrick J. O’Malley	2014	275,000	513,494	—	985,000	3,802	11,509	1,788,805
Vice President and Chief Commercial and Marketing Officer	2013	230,000	435,710	—	90,000	11,194	11,316	778,220
	2012	230,000	585,252	293,322	287,980	7,433	15,014	1,419,001

Michael K. Kneller	2014	275,000	513,494	—	985,000	3,063	11,117	1,787,674
Vice President, General Counsel and Secretary	2013	225,000	435,710	—	90,000	6,926	9,432	773,220
	2012	225,000	585,252	293,322	281,719	3,604	12,654	1,401,551

Joseph J. Beacom	2014	250,000	513,494	—	895,000	4,096	10,751	1,673,741
Vice President and Chief Safety and Operations Officer	2013	215,000	435,710	—	90,000	8,305	9,026	758,041
	2012	215,000	585,252	321,257	269,198	7,175	12,359	1,410,241

(1)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the SERP.

(2)

Stock award amounts for 2014, 2013, and 2012 reflect the aggregate grant date fair value of RSUs computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of RSUs granted are disclosed in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 filed with the SEC. Amounts shown are based upon the most probable outcome of the performance conditions for these stock awards. Assuming the highest level of performance is achieved, the maximum possible value of the RSUs granted to the named executive officers in 2014, using the grant date fair value, is: (i) $1,593,369 for Mr. Gattoni; and (ii) $796,685 for Messrs. O’Malley, Kneller, and Beacom. Assuming the highest level of performance is achieved, the maximum possible value of the RSUs granted to the named executive officers in 2013, using the grant date fair value, is: (i) $5,359,590 for Mr. Gerkens; (ii) $891,572 for Mr. Gattoni; and (iii) $742,977 for Messrs. O’Malley, Kneller, and Beacom. Assuming the highest level of performance is achieved, the maximum possible value of the RSUs granted to the named executive officers in 2012, using the grant date fair value, is: (i) $806,031 for Mr. Gattoni; and (ii) $671,693 for Messrs. O’Malley, Kneller, and Beacom.

(3)	Option award amounts reflect the aggregate grant date fair value of stock option grants during 2012 computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of stock options granted are disclosed in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 filed with the SEC.

(4)	These payments constitute payments under the EICP.

(5)	Represents aggregate earnings during each fiscal year on investments held on behalf of the Named Executives under the SERP.

(6)	Amounts include contributions made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives, contributions made by the Company under the SERP on behalf of the Named Executives, the dollar value of term life insurance premiums paid by the Company on behalf of the Named Executives and dividends paid on unvested restricted stock in the following amounts:

	401(k)	SERP	Insurance Premiums	Dividends Paid on Unvested Restricted Stock	Total
2014
Henry H. Gerkens	$10,400	$12,073	$13,534		$36,007
James B. Gattoni	10,400	3,876	1,242	$1,410	16,928
Patrick J. O’Malley	6,417		2,322	2,770	11,509
Michael K. Kneller	9,167		540	1,410	11,117
Joseph J. Beacom	7,679		1,242	1,830	10,751
2013
Henry H. Gerkens	$10,200	$8,780	$12,757		$31,737
James B. Gattoni	10,200		1,242		11,442
Patrick J. O’Malley	9,200		2,116		11,316
Michael K. Kneller	9,000		432		9,432
Joseph J. Beacom	8,342		684		9,026
2012
Henry H. Gerkens	$10,000	$10,000	$12,219		$32,219
James B. Gattoni	10,000		1,242	$3,370	14,612
Patrick J. O’Malley	9,200		1,132	4,682	15,014
Michael K. Kneller	9,000		432	3,222	12,654
Joseph J. Beacom	8,170	430	684	3,075	12,359

(7)	Mr. Gerkens was named Executive Chairman of the Board, effective December 29, 2014.

(8)	Mr. Gattoni was named President and Chief Executive Officer, effective December 29, 2014.

Grants of Plan-Based Awards.    The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2014 services under the EICP. The following table also sets forth the number of and information about stock-based awards granted in fiscal 2014 to each of the Named Executives of the Company.

Grants of Plan-based Awards

Name	Grant Date	Date of Compensation Committee Action	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			Grant date fair value of stock and option awards ($)	Fair market value on date of grant ($/Sh)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Henry H. Gerkens
			575,000	575,000	3,000,000
James B. Gattoni	January 2, 2014(1)	December 3, 2013				—	8,615	30,000	1,026,987	57.11
			296,000	296,000	3,000,000
Patrick J. O’Malley	January 2, 2014(1)	December 3, 2013				—	4,308	15,000	513,494	57.11
			137,500	137,500	3,000,000
Michael K. Kneller	January 2, 2014(1)	December 3, 2013				—	4,308	15,000	513,494	57.11
			137,500	137,500	3,000,000
Joseph J. Beacom	January 2, 2014(1)	December 3, 2013				—	4,308	15,000	513,494	57.11
			125,000	125,000	3,000,000

(1)	RSUs have five-year contractual lives and will vest on January 31 of 2015, 2016, 2017, 2018 and 2019 based on the average of the percentage change in operating income and diluted earnings per share as compared to the results from continuing operations for the 2013 fiscal year, plus 5%, rounded to the nearest whole number, less the number of RSUs that have previously vested. All unvested RSUs expire on January 31, 2019. The estimated future payouts under this award assumes, i) 100 percent of the award granted will vest at the maximum payout, ii) 29 percent of the award granted will vest at the target (representing the number that will vest assuming future performance over the remaining term of the award will be representative of the 2014 fiscal year performance) and iii) no awards are assumed to vest at the threshold. Amounts shown are based on the most probable outcome of the performance conditions for these stock awards. The grant date fair market value per share of this award was $57.11.

Option Exercises and Stock Vested.    The following table sets forth the number and value of all stock options exercised and all restricted shares that vested during the 2014 fiscal year by each of the Named Executives.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (1)($)	Number of shares acquired on vesting (#)	Value realized on vesting (2)($)
Henry H. Gerkens			14,128	801,905
James B. Gattoni	115,460	2,540,273	5,099	313,020
Patrick J. O’Malley	34,100	599,683	3,772	237,117
Michael K. Kneller	63,100	2,081,438	4,772	294,397
Joseph J. Beacom	48,152	1,117,997	1,704	97,094

(1)	The value realized represents the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price of the stock options. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective stock option exercise dates.

(2)	The value realized represents the fair market value of the shares of Common Stock on the vesting date. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective vesting dates.

Outstanding Equity Awards at Fiscal Year End.    The following table sets forth the outstanding equity awards held by the Named Executives at December 27, 2014.

Outstanding Equity Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Henry H. Gerkens									85,872	(5)	6,388,877

James B. Gattoni	5,978		41.57	1/2/2018	(1)				60,956	(5)	4,535,126
	2,543		39.32	1/2/2019	(2)
		2,400	37.07	1/29/2020	(1)
	8,100	5,400	41.80	2/3/2021	(1)
	12,000	18,000	51.99	2/6/2022	(1)

Patrick J. O’Malley		2,400	37.07	1/29/2020	(1)	3,000	(4)	223,200	40,797	(5)	3,035,297
		5,000	41.80	2/3/2021	(1)
	4,200	12,600	51.99	2/6/2022	(1)

Michael K. Kneller		1,400	37.07	1/29/2020	(1)				40,797	(5)	3,035,297
	12,750	8,500	41.80	2/3/2021	(1)
	8,400	12,600	51.99	2/6/2022	(1)

Joseph J. Beacom	4,500		44.32	2/1/2017	(3)	3,000	(4)	223,200	40,797	(5)	3,035,297
	2,400	2,400	37.07	1/29/2020	(1)
	3,500	7,000	41.80	2/3/2021	(1)
	9,200	13,800	51.99	2/6/2022	(1)

(1)	All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vested or will vest at a rate of 20% per year over the first five years of the stock option term, which began ten years prior to the expiration dates shown.

(2)	All stock options vested on January 2, 2014.

(3)	All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vested at a rate of 33 1/3% per year over the first three years of the stock option term, which began ten years prior to the expiration dates shown.

(4)	Restricted stock vests as to 3,000 shares on June 3, 2016.

(5)	For information regarding the vesting of RSUs, see “Compensation Discussion and Analysis — Performance Based Compensation — Stock-based Awards”.

Nonqualified Deferred Compensation.    The following table provides the contributions, earnings and balances under the SERP as of and for the fiscal year ended December 27, 2014 for the Named Executives:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Henry H. Gerkens	28,750	12,073	63,260		857,938
James B. Gattoni	18,500	3,876	1,213		23,589
Patrick J. O’Malley			3,802		68,871
Michael K. Kneller			3,063		31,951
Joseph J. Beacom	7,500		4,096		91,023

Eligible employees can elect to make deferred contributions to the SERP, based on a percentage of their base salary, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan (the “401(k) Plan”), the Company will contribute an amount equal to 100% of the first 3% of such contributions and 50% of the next 2% of such contributions, subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP account balance are credited to the employee’s investment balance. Distributions under the SERP of individual account balances credited as of December 31, 2004, and earnings thereon irrespective of when credited, are payable (i) in the same form and at the same time as distributions under the 401(k) Plan after the termination from employment of a participant or (ii) on March 1 of the year following the year of termination from employment of the participant provided the participant makes an appropriate election prior to his or her date of termination of employment and benefits under the 401(k) Plan are paid or commence. Distributions under the SERP of individual account balances credited on or after January 1, 2005, and earnings thereon, are made following termination of employment as to form of payment (i.e., lump sum or annual installments) and time of payment (i.e., within 30 days following the six-month anniversary of the employee’s termination of employment or within 30 days of March 1 of the year following the year of termination from employment of the participant) elected by the participant for that year’s contributions prior to the start of each year of participation, and otherwise in accordance with the terms of the SERP. Investments in the SERP include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP and their annual rate of return for 2014 as reported by the administrator of the SERP.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
BlackRock Inflation Protected Bond A	2.63%	MFS Massachusetts Investors Tr R3	10.97%
RidgeWorth Core Bond I	6.42%	T. Rowe Price Retirement 2025 Fund	5.84%
Vanguard 500 Index Fund	13.64%	T. Rowe Price Retirement 2030 Fund	6.05%
MFS Massachusetts Investors Growth Stock R3	11.49%	T. Rowe Price Retirement 2035 Fund	6.07%
Dreyfus Small Cap Stock Index Fund	5.41%	T. Rowe Price Retirement 2050 Fund	6.19%
T. Rowe Price Retirement 2010 Fund	4.99%	T. Rowe Price Retirement 2045 Fund	6.14%
Schwab Value Advantage Money Fund	0.01%	T. Rowe Price Retirement 2040 Fund	6.18%
MFS Value R3	10.29%	Delaware Small Cap Value	5.64%
T. Rowe Price Retirement 2015 Fund	5.37%	T. Rowe Price Mid Cap Value Fund	10.60%
T. Rowe Price Retirement 2020 Fund	5.63%	Allianz NFJ International Value A	-5.30%
T. Rowe Price Mid Cap Growth Fund	13.16%	Columbia Acorn International R5	-4.25%
INVESCO Small Cap Growth Fund	8.09%	MFS Growth R3	8.51%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the Compensation Discussion and Analysis section of this Proxy Statement as of the end of the Company’s 2014 fiscal year. In addition, in accordance with the provisions of the Company’s stock-based award plans, all outstanding, non-vested stock options and restricted stock are subject to accelerated vesting upon a change in control of the Company. As noted above in the section of this Proxy Statement entitled “Compensation, Discussion and Analysis — Letter Agreements with Mr. Gerkens,” the Key Executive Employment Protection Agreement between the Company and Mr. Gerkens became null and void upon the appointment of Mr. Gerkens as Executive Chairman on December 29, 2014 and, pursuant to his letter agreements, following his termination of service as Executive Chairman of the Company, the Company has agreed to pay Mr. Gerkens for consulting services to be provided to the Company through May 2018 and to provide Mr. Gerkens certain benefits through November 2019.

Name	Change in Control(1) ($)
James B. Gattoni	2,836,382
Patrick J. O’Malley	1,281,704
Michael K. Kneller	2,057,546
Joseph J. Beacom	1,787,398

(1)	Change in Control amounts include severance benefits, target bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the Compensation Discussion and Analysis, plus the intrinsic value of unvested restricted stock and stock options outstanding based on the closing price of $74.40 on December 27, 2014 and assuming accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be waived by the Company on behalf of such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

Item 402(s) Statement

The Compensation Committee has considered the potential risks arising from the Company’s compensation policies and practices for all employees and does not believe the risks from those compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 20, 2015 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officers of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Name of Beneficial Owner	Position(s)	Amount and Nature of Beneficial Ownership	Ownership Percent of Class(1)
(i)
T. Rowe Price Associates, Inc.(2)(3)		4,275,419	9.6%
BlackRock, Inc.(2)(4)		4,141,536	9.3%
The Vanguard Group(2)(5)		2,787,421	6.3%
Royce & Associates, LLC(2)(6)		2,405,040	5.4%
Capital Research Global Investors(2)(7)		2,377,600	5.4%
(ii)
Homaira Akbari(8)	Director	4,667	*
David G. Bannister(9)	Director	26,997	*
Michael A. Henning(10)	Director	18,894	*
Diana M. Murphy(11)	Director	48,841	*
Larry J. Thoele(12)	Director	8,667	*
Henry H. Gerkens	Executive Chairman	39,573	*
James B. Gattoni(13)	President and Chief Executive Officer, Director and Nominee for Director	100,729	*
Larry S. Thomas(14)	Vice President and Chief Information Officer	33,254	*
Michael K. Kneller(15)	Vice President, General Counsel and Secretary	69,668	*
Patrick J. O’Malley(16)	Vice President and Chief Commercial and Marketing Officer	52,389	*
Joseph J. Beacom(17)	Vice President and Chief Safety and Operations Officer	65,190	*
L. Kevin Stout(18)	Vice President, Chief Financial Officer and Assistant Secretary	59,931	*
(iii)
All Directors and Executive Officers as a group (12 persons)(19)(20)		528,800	1.2%

*	Less than 1%

(1)	The percentages are based upon the number of outstanding shares of the Company as of March 20, 2015. With respect to the calculation of the percentages for beneficial owners who hold stock options exercisable within 60 days of March 20, 2015, the number of shares of Common Stock on which such percentage is based also includes the number of shares underlying such stock options.

(2)	In accordance with the rules of the SEC, the information set forth above is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)

According to an amendment to its Schedule 13G/A filed on February 10, 2015, (i) T. Rowe Price Associates, Inc. (“Price Associates”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 4,275,419 shares of Common

Stock and (ii) T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Small-Cap”) is an investment company registered under Section 8 of the Investment Company Act of 1940 and is deemed to be the beneficial owner of 2,300,000 shares of Common Stock. Price Associates has sole voting power with respect to 1,092,479 of such shares, no shared voting or dispositive power with respect to such shares, and sole dispositive power with respect to all 4,275,419 shares. T. Rowe Small-Cap has sole voting power with respect to 2,300,000 of such shares and no shared voting or sole or shared dispositive power with respect to such shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of each of Price Associates and T. Rowe Small-Cap is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)

According to its Schedule 13G/A filed on January 15, 2015, BlackRock, Inc. (“BlackRock”) is a parent holding company or control person and is deemed to be the beneficial owner of 4,141,536 shares of Common Stock. BlackRock has sole voting power with respect to 3,991,459 of such shares, shared voting power with respect to none of the shares and sole dispositive power with respect to all 4,141,536 of such shares. The business address of BlackRock is 55 East 52nd Street, New York, NY 10022.

(5)	According to its Schedule 13G/A filed on February 10, 2015, The Vanguard Group, Inc. (“Vanguard”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,787,421 shares of Common Stock. Vanguard has sole voting power with respect to 29,591 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 2,761,230 of such shares and shared dispositive power with respect to 26,191 of such shares. In addition, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 26,191 shares as a result of serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 3,400 shares as a result of its serving as investment manager of Australian investment offerings. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	According to its Schedule 13G/A filed on January 13, 2015, Royce & Associates, LLC (“Royce”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,405,040 shares of Common Stock. Royce has sole voting and dispositive power with respect to all 2,405,040 of such shares. The business address of Royce is 745 Fifth Avenue, New York, NY 10151.

(7)	According to its Schedule 13G filed on February 13, 2015, (i) Capital Research Global Investors is a division of Capital Research and Management Company (CRMC) and (ii) Capital Research Global Investors is deemed to be the beneficial owner of 2,377,600 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research Global Investors has sole voting power with respect to 2,377,600 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 2,377,600 of such shares and shared dispositive power with respect to none of such shares. The business address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(8)	Includes 2,743 shares of restricted stock subject to vesting.

(9)	Includes 3,562 shares of restricted stock subject to vesting.

(10)	Includes 3,562 shares of restricted stock subject to vesting.

(11)	Includes 2,743 shares of restricted stock subject to vesting.

(12)	Includes 2,743 shares of restricted stock subject to vesting.

(13)	Includes 39,721 shares that may be acquired upon the exercise of stock options.

(14)	Includes 19,750 shares that may be acquired upon the exercise of stock options.

(15)	Includes 31,000 shares that may be acquired upon the exercise of stock options.

(16)	Includes 13,300 shares that may be acquired upon the exercise of stock options and 3,000 shares of restricted stock subject to vesting.

(17)	Includes 30,100 shares that may be acquired upon the exercise of stock options and 3,000 shares of restricted stock subject to vesting.

(18)	Includes 48,032 shares that may be acquired upon the exercise of stock options

(19)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors and Executive Officers as a group.

(20)	Includes 181,903 shares that may be acquired upon the exercise of stock options and 21,353 shares of restricted stock subject to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 27, 2014, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis, except with respect to the following: on February 4, 2014, Mr. Crowe retired from the Board of Directors and forfeited 2,768 non-vested restricted shares of the Company’s common stock. The Form 4 reporting this transaction filed on February 10, 2014.

PROPOSAL NUMBER TWO —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 27, 2014. In addition to retaining KPMG LLP to audit the consolidated financial statements and internal control over financial reporting of the Company and its subsidiary, LSHI, the Company engaged KPMG LLP to render certain employee benefit audit services to the Company in fiscal year 2014 and expects to continue to do so in fiscal 2015. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2014 and 2013 for services consisted of the following:

AUDIT FEES: Fees for the audits of the financial statements and internal control over financial reporting and quarterly reviews were $885,000 for both fiscal years 2014 and 2013.

AUDIT RELATED FEES: Fees for audits of the Company’s 401(k) plan and subsidiary audit were $28,000 and $27,500 for fiscal years 2014 and 2013, respectively.

TAX FEES: None.

ALL OTHER FEES: None

The Audit Committee has approved all of the fees above.

The Audit Committee has appointed KPMG LLP to continue in that capacity for the Company’s fiscal year 2015, and has recommended to the Board that a resolution be presented to stockholders at the 2015 Annual Meeting to ratify that appointment. The Board has adopted such resolutions and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2015 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders, as appropriate.

Assuming the presence of a Quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2015 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL NUMBER THREE —

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executives as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” the executive compensation programs are designed to attract, motivate, and retain the Named Executives, who are critical to the Company’s success. Under these programs, the Named Executives are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional details about the executive compensation programs, including information about the fiscal year 2014 compensation of the Named Executives.

The Compensation Committee continually reviews the compensation programs for the Named Executives to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with current market practices and the stockholders’ interests. While the Compensation Committee determines the compensation of the Named Executives in the manner described in the “Compensation Discussion and Analysis,” the Company understands that the stockholders may be particularly interested in the connection between our Chief Executive Officer’s compensation and the Company’s performance, as well as the long-term trend of the Chief Executive Officer’s total compensation relative to the stockholders’ return. As set forth in the Summary Compensation Table included in this Proxy Statement, a significant portion of total compensation paid to the Company’s Chief Executive Officer as well as the other Named Executives was “performance based (as discussed in “Compensation Discussion and Analysis”).

Fiscal year 2014 was truly an exceptional year for the Company as revenue surpassed $3 billion for the first time in the Company’s history. In addition to revenue, annual records were set for many other financial metrics including gross profit, operating income, net income and diluted earnings per share from continuing operations. In addition, fiscal year 2014 represented the final year of service of Henry H. Gerkens as the Company’s Chief Executive Officer and included the appointment of James B. Gattoni as President of the Company in January 2014. Subsequently, Mr. Gattoni was named President and Chief Executive Officer of the Company, effective December 29, 2014, the first business day of the Company’s 2015 fiscal year.

In light of the record-setting financial results of the Company in 2014 as well as the orderly transition from Mr. Gerkens to Mr. Gattoni as the Company’s Chief Executive Officer, we are asking the stockholders to indicate their support for the Named Executive compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity each year to express their views on the Named Executives’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executives and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask the stockholders to vote “FOR” the following resolution at the Company’s 2015 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the 2015 Annual Meeting, provided a Quorum is present. Unless you instruct us to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Company to its Named Executives as discussed in this Proxy Statement. The next say-on-pay vote will occur at the Company’s 2016 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVES AS DISCUSSED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2016 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 8, 2015, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Bylaws of the Company, stockholder proposals intended for presentation at the 2016 Annual Meeting of Stockholders that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than December 8, 2015 and not later than January 7, 2016. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2016 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 28, 2016 and advises stockholders in the 2015 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 28, 2016.

In addition, in accordance with the Bylaws, stockholder proposals intended for presentation at the 2015 Annual Meeting that are not intended for inclusion in this Proxy Statement must have been received by the Company not earlier than December 11, 2014 and not later than January 10, 2015. For any proposal that is not submitted for inclusion in this Proxy Statement, but is instead sought to be presented directly at the 2015 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 1, 2015, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 1, 2015.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of a proxy statement or annual report to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the Securities and Exchange Act of 1934, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of a proxy statement or annual report, as applicable, to any security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of a proxy statement or annual report by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.

Investor Relations

13410 Sutton Park Drive South

Jacksonville, FL 32224

Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of a proxy statement or an annual report if they are receiving multiple copies of proxy statements or annual reports by contacting the Company at the preceding phone number and/or mailing address.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the 2015 Annual Meeting, the persons named in the enclosed form of proxy will vote the shares of Common Stock represented by proxies in accordance with their best judgment on such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE

ENCLOSED PROXY CARD PROMPTLY

By Order of the Board of Directors

Michael K. Kneller
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South

Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 27, 2014, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

LANDSTAR SYSTEM, INC. 13410 SUTTON PARK DRIVE SOUTH JACKSONVILLE, FL 32224

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.              DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees
01	JAMES B. GATTONI
The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.						☐	☐	☐
3	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.						☐	☐	☐
NOTE: IN THEIR DISCRETION, EACH OF THE PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10K, Shareholder Letter is/are available at www.proxyvote.com.

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LANDSTAR SYSTEM, INC.

Annual Meeting of Stockholders

May 19, 2015 9:00 AM

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints L. Kevin Stout and Michael K. Kneller, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 24, 2015, at the Annual Meeting of Stockholders to be held in the offices of Landstar System, Inc., at 13410 Sutton Park Drive South, Jacksonville, Florida 32224 on Tuesday, May 19, 2015, at 9:00 a.m., local time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the “Company”), is related to or conditioned on the approval of other matters.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000232971_2    R1.0.0.51160